UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): May 31, 2012

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1402 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+011 852 3171 1208
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 14, 2012, China Media Group Corporation ("CMG"), Good World Investments Limited ("Purchaser"), a wholly owned subsidiary of CMG, ECE Technologies Sdn. Bhd. (the "Vendor") and A-Team Resources Sdn. Bhd. ("ATeam") (collectively as "Parties") entered into a conditional Sale and Purchase Agreement ("SP Agreement") for the Purchaser to acquire the entire issuing shares of 2,000,000 shares in ATeam from the Vendor.

On April 17, 2012, a letter agreement was entered between the Parties to extend the Long Stop Date stated in Clause 1.1 of the SP Agreement from April 18, 2012 to May 31, 2012.

On May 31, 2012 the Parties mutually agreed to further extend the Long Stop Date from May 31, 2012 to June 11, 2012 in order to allow additional time for the Purchaser to complete the due diligence exercise. All other terms and conditions remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:June 5, 2012	CHINA MEDIA GROUP CORPORATION

By: /s/ Con Unerkov
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Name: Con Unerkov
Title: Director